Exhibit 99.1

Ribbon Communications Inc. Reports
Fourth Quarter and Full Year 2025 Financial Results

Strong Cash Flow and Bookings from Expanding Voice Modernization Customer Base

U.S. Tier 1 Service Provider Sales up over 25% in 2025

Delays in Customer Projects and Budget Timing Impacted 4Q Results

Targeting Expansion in High Growth AI and Defense Markets

New Tax Benefit Expected to Result in Improved Cash Conversion

PLANO, Texas – Ribbon Communications Inc. (Nasdaq: RBBN), a global leader in real-time communications technology and IP optical networking solutions, today announced its financial results for the fourth quarter and the full year of 2025. Ribbon Communications is dedicated to assisting the world’s largest service providers, enterprises, and critical infrastructure operators in modernizing and safeguarding their networks and services.

Fourth Quarter and Full Year 2025 Highlights

Fourth Quarter 2025 Financial Results1:

•	Revenue was $227 million, compared to $251 million for the fourth quarter of 2024
•	GAAP Operating Income was $9 million, compared to $33 million for the fourth quarter of 2024
•	Non-GAAP Adjusted EBITDA was $40 million, compared to $55 million for the fourth quarter of 2024
•	GAAP Gross Margin was 53.3%, compared to 55.7% for the fourth quarter of 2024
•	Non-GAAP Gross Margin was 55.4%, compared to 58.1% for the fourth quarter of 2024

Full Year 2025 Financial Results1:

•	Full-Year Revenue was $845 million, compared to $834 million for 2024
•	GAAP Operating Income was a loss of ($3) million, compared to $17 million for 2024
•	Non-GAAP Adjusted EBITDA was $107 million, compared to $119 million for 2024
•	GAAP Gross Margin was 49.8%, compared to 52.7% for 2024
•	Non-GAAP Gross Margin was 52.3%, compared to 55.9% for 2024

“Although our fourth quarter results were impacted by several customer and project delays, we generated a new record level of Product and Services bookings in the quarter including over $50 million associated with new voice modernization programs for a growing number of customers across multiple regions. The delayed projects are not lost business and included deliverables already in backlog but with delayed deployment schedules. We also had several orders impacted by budget availability,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. “As we look into 2026, we are accounting for these dynamic market conditions with a more conservative growth rate projection, particularly in the first half of the year where we expect continued lower U.S. Federal agency spending and recent industry M&A to cause timing uncertainty.”

Mr. McClelland continued, “In the mid-term, we expect to have multiple growth vectors fueled by accelerating adoption of AI across the Enterprise and the industry’s shift towards achieving the goal of fully autonomous networking – an area where our new Acumen AIOps platform is purpose built to lead. We also expect increased global government and defense spending where we can leverage the strong foundation we have established in the U.S. and Europe to expand into other similar agencies. In parallel, we are considering select investments in rapidly growing private technology companies to further differentiate our portfolio and expand into high growth adjacent markets.”

John Townsend, Chief Financial Officer of Ribbon Communications, remarked, “In support of these goals, we expect to continue to improve our cost efficiency and working capital levels to drive better cash conversion. These efforts will receive a major boost from the tax benefit we recognized in the fourth quarter, which we expect will reduce our future cash tax payments by approximately $15-$20 million over the next several years, starting in 2026.”

	Three months ended		Year ended
	December 31,		December 31,
In millions, except per share amounts	2025	2024	2025	2024
GAAP Revenue	$227	$251	$845	$834
GAAP Net income (loss)	$89	$6	$40	$(54)
Non-GAAP Net income (loss)	$106	$28	$118	$44
Non-GAAP Adjusted EBITDA	$40	$55	$107	$119
GAAP diluted earnings (loss) per share	$0.50	$0.04	$0.22	$(0.31)
Non-GAAP diluted earnings (loss) per share	$0.59	$0.16	$0.66	$0.25
Weighted average shares outstanding basic	176	175	176	174
Weighted average shares outstanding diluted	179	179	180	177

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Business Highlights:

•	Intech Deploys Ribbon’s NPT 2100 IP Router to Address India’s Evolving Connectivity Landscape
•	Seren Juno and Ribbon Achieve 20Tbps Transmission on 10,000 km JUNO Trans-Pacific Cable
•	One NZ and Ribbon Partner to Deliver Cloud Native Voice Network
•	Aircall Leverages Ribbon and AWS to Power Global Communications Connectivity
•	Nasstar Taps Ribbon to Power UK Voice Network Transformation for Cloud Era

Business Outlook2

For the full year 2026, the Company projects revenue of $840 million to $875 million. Non-GAAP gross margin is projected in a range of 52.5% to 53.5%. Adjusted EBITDA is projected in a range of $105 million to $120 million.

For the first quarter of 2026, the Company projects revenue of $160 million to $170 million. Non-GAAP gross margin is projected in a range of 48% to 49%. Adjusted EBITDA is projected in a range of ($3) million to $1 million.

The Company’s outlook is based on current indications for its business, which are subject to change.

2 GAAP earnings guidance is not provided. Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Conference Schedule

•	March 2-5, 2026:	Mobile World Congress | Barcelona
•	March 17-19, 2026:	Optical Fiber Communication Conference and Exhibition | Los Angeles
•	March 23-24, 2026:	38th Annual ROTH Conference

Conference Call and Webcast Information

Ribbon Communications will host a conference call to discuss the Company’s financial results at 4:30 p.m. ET on Thursday, February 5, 2026.

Dial-in Information:

US/Canada: 877-407-2991

International: 201-389-0925

Instant Telephone Access: Call me™

A live (listen-only) webcast and replay will be available on the Company’s Investor Relations website at investors.ribboncommunications.com.

Investor Contact

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today’s smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G and broadband internet. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation, statements regarding the Company’s projected financial results for the first quarter of 2026 and beyond, expected customer spend and timing, beliefs about the Company’s business strategy, including new product introductions such as the Acumen AIOps platform, beliefs about the accelerating adoption of AI and the shift towards autonomous networking, the impact of the new tax benefit recognized in the fourth quarter of 2025 and market share growth, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are unknown and/or difficult to predict and that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, unpredictable fluctuations in quarterly revenue and operating results; the impact of restructuring and cost-containment activities; slowdowns in customer capital spending related to their internal cost cutting initiatives; increases in tariffs, trade restrictions or taxes on the Company’s products; customer acceptance of and demand for the Company’s new product and solution introductions; material cybersecurity and data intrusion incidents, including any security breaches resulting in the theft, transfer, or unauthorized disclosure of customer, employee, or Company information; the impact of the government funding on the Company's operating results including delayed purchases resulting from government shutdowns or changes in federal subsidies; supply chain disruptions resulting from component availability and/or geopolitical instabilities and disputes (including those related to the military conflict in Israel and the war in Ukraine); the impact of military call-ups of employees in Israel; material litigation; the impact of fluctuations in interest rates; the Company’s ability to comply with applicable domestic and foreign information security and privacy laws, regulations and technology platform rules or other obligations related to data privacy and security; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; the Company’s ability to adapt to rapid technological and market changes; the Company’s ability to generate positive returns on its research and development; the Company’s ability to protect its intellectual property rights and obtain necessary licenses; the Company’s ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; risks related to the terms of the Company’s credit agreement; higher risks in international operations and markets; currency fluctuations; unanticipated adverse changes in legal, regulatory or tax laws; future accounting pronouncements or changes in the Company’s accounting policies and/or failure or circumvention of the Company’s controls and procedures. We therefore caution you against relying on any of these forward-looking statements.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business and results from operations. Additional information regarding these and other factors can be found in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2024. Any forward-looking statement made by the Company in this release speaks only as of the date on which this release was first issued. The Company undertakes no obligation to update any forward-looking statement publicly or otherwise, whether as a result of new information, future developments or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors allows them to view the Company’s financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

In connection with certain ongoing litigation where Ribbon is the defendant (as described in the Company’s Commitments and Contingencies footnotes in its Form 10-Qs and Form 10-Ks filed with the SEC, the Company has incurred litigation costs beginning in 2023. These costs are included as a component of general and administrative expense. The Company believes that such costs are not part of its core business or ongoing operations, are unplanned, and generally are not within its control. Accordingly, the Company believes that excluding litigation costs related to these specific legal matters facilitates the comparison of the Company’s financial results to its historical operating results and to other companies in its industry.

Cybersecurity Incident

The Company has recorded expenses associated with responding to and remediating a cybersecurity incident, including costs for external legal services, cybersecurity experts, and IT restoration activities. The Company believes that excluding these expenses facilitates the comparison of its financial results to its historical operating performance and to other companies in its industry, as these costs are non-recurring in nature and are not associated with future revenue streams or ongoing operational benefits.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of the Company and its acquired businesses. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In 2025, the Company recorded expense for legal and professional fees associated with contemplated corporate development activities. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Preferred Stock and Warrant Liability Mark-to-Market Adjustment

The Company recorded adjustments to the fair value of its Series A Preferred Stock and Warrants to purchase shares of the Company’s common stock in Other (expense) income, net. Both of these instruments were issued in March 2023 in connection with the Company’s private placement and have been classified as liabilities and marked to market each reporting period until the Series A Preferred Stock was fully redeemed on June 25, 2024. The Warrant liability remains outstanding and will continue to be marked to market each reporting period. The Company excluded these gains and losses from the change in the fair value of these liabilities because it believes that such gains or losses were not part of its core business or ongoing operations.

Tax Indemnification Write-Off

In connection with the Company’s acquisition of ECI Telecom Group Ltd. in 2020, a portion of the shares of our common stock that were issued as consideration were held in escrow for potential future tax liabilities. This $6 million tax indemnity asset, consisting of 2 million shares of common stock held in escrow, was written off upon its expiration on December 31, 2024. The Company believes that excluding this tax indemnification write-off facilitates the comparison of the Company’s financial results to its historical operating results and to other companies in its industry.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Company computes its non-GAAP estimated tax rate using its estimated GAAP annual effective tax rate for the period and adjusting for the tax effect of pre-tax non-GAAP adjustments.  The Company computes a single annual non-GAAP rate for the Company and applying that rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from income (loss) from operations: depreciation; stock-based compensation; amortization of acquired intangible assets; certain litigation costs; expenses related to cybersecurity incidents; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not a part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30	December 31,
	2025	2025	2024
Revenue:
Product	$127,560	$109,979	$148,335
Service	99,763	105,392	103,024
Total revenue	227,323	215,371	251,359

Cost of revenue:
Product	62,571	62,037	68,483
Service	39,067	40,311	37,316
Amortization of acquired technology	4,622	5,057	5,487
Total cost of revenue	106,260	107,405	111,286

Gross profit	121,063	107,966	140,073

Gross margin	53.3%	50.1%	55.7%

Operating expenses:
Research and development	44,714	45,894	45,044
Sales and marketing	35,688	33,063	37,070
General and administrative	16,113	16,368	17,060
Amortization of acquired intangible assets	5,786	5,933	6,298
Acquisition-, disposal- and integration-related	-	439	-
Restructuring and related	9,465	3,506	1,381
Total operating expenses	111,766	105,203	106,853

Income (loss) from operations	9,297	2,763	33,220
Interest expense, net	(10,928)	(11,606)	(12,003)
Other (expense) income, net	1,390	(134)	(13,159)

Income (loss) before income taxes	(241)	(8,977)	8,058
Income tax benefit (provision)	89,306	(3,132)	(1,694)

Net income (loss)	$89,065	$(12,109)	$6,364

Earnings (loss) per share:
Basic	$0.51	$(0.07)	$0.04
Diluted	$0.50	$(0.07)	$0.04

Weighted average shares used to compute earnings (loss) per share:
Basic	175,704	176,620	175,321
Diluted	178,724	176,620	178,703

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2025	2024
Revenue:
Product	$434,587	$447,229
Service	409,969	386,652
Total revenue	844,556	833,881

Cost of revenue:
Product	249,247	228,527
Service	154,259	140,949
Amortization of acquired technology	20,344	24,893
Total cost of revenue	423,850	394,369

Gross profit	420,706	439,512

Gross margin	49.8%	52.7%

Operating expenses:
Research and development	178,872	179,941
Sales and marketing	133,075	137,830
General and administrative	64,239	68,740
Amortization of acquired intangible assets	23,849	25,969
Acquisition-, disposal- and integration-related	4,337	-
Restructuring and related	19,658	10,160
Total operating expenses	424,030	422,640

Income (loss) from operations	(3,324)	16,872
Interest expense, net	(44,011)	(33,821)
Other (expense) income, net	2,226	(29,119)

Income (loss) before income taxes	(45,109)	(46,068)
Income tax benefit (provision)	84,745	(8,167)

Net income (loss)	$39,636	$(54,235)

Earnings (loss) per share:
Basic	$0.22	$(0.31)
Diluted	$0.22	$(0.31)

Weighted average shares used to compute earnings (loss) per share:
Basic	176,199	174,044
Diluted	179,822	174,044

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$96,405	$87,770
Restricted cash	1,726	2,709
Accounts receivable, net	231,885	254,718
Inventory	78,806	79,179
Other current assets	45,663	39,286
Total current assets	454,485	463,662

Property and equipment, net	65,559	60,364
Intangible assets, net	143,344	187,537
Goodwill	300,892	300,892
Deferred income taxes	174,318	88,982
Operating lease right-of-use assets	46,240	34,544
Other assets	27,417	26,573
	$1,212,255	$1,162,554

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of term debt	$8,750	$6,125
Accounts payable	79,840	87,759
Accrued expenses and other	90,759	106,251
Operating lease liabilities	11,699	9,443
Deferred revenue	124,425	119,295
Total current liabilities	315,473	328,873

Long-term debt, net of current	324,525	330,726
Warrant liability	1,919	8,064
Operating lease liabilities, net of current	60,159	37,376
Deferred revenue, net of current	31,654	20,991
Deferred income taxes	5,728	5,941
Other long-term liabilities	23,803	25,962
Total liabilities	763,261	757,933

Commitments and contingencies

Stockholders’ equity:
Common stock	18	18
Additional paid-in capital	1,976,958	1,970,708
Accumulated deficit	(1,534,549)	(1,574,185)
Accumulated other comprehensive income	6,567	8,080
Total stockholders’ equity	448,994	404,621
	$1,212,255	$1,162,554

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31,	December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$39,636	$(54,235)
Adjustments to reconcile net income (loss) to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	16,728	13,539
Amortization of intangible assets	44,193	50,862
Amortization of debt issuance costs and original issue discount	2,802	4,847
Amortization of accumulated other comprehensive gain related to interest rate swap	-	(8,196)
Stock-based compensation	19,406	16,086
Deferred income taxes	(85,603)	(16,887)
Change in fair value of warrant liability	(5,995)	2,769
Change in fair value of preferred stock liability	-	8,091
Dividends accrued on preferred stock liability	-	2,743
Payment of dividends accrued on preferred stock liability	-	(6,686)
Foreign currency exchange (gains) losses	3,653	5,741
Changes in operating assets and liabilities:
Accounts receivable	20,028	12,420
Inventory	234	(3,616)
Other operating assets	(564)	30,459
Accounts payable	(3,257)	(6,016)
Accrued expenses and other long-term liabilities	(15,656)	(9,367)
Deferred revenue	15,793	7,686
Net cash (used in) provided by operating activities	51,398	50,240

Cash flows from investing activities:
Purchases of property and equipment	(25,342)	(22,406)
Purchases of software licenses	-	(462)
Net cash (used in) provided by investing activities	(25,342)	(22,868)

Cash flows from financing activities:
Borrowings under revolving line of credit	-	44,106
Principal payments on revolving line of credit	-	(44,106)
Proceeds from issuance of term debt	-	342,300
Principal payments of term debt	(6,125)	(237,145)
Payment of debt issuance costs	-	(6,312)
Payment of preferred stock liability	-	(56,850)
Proceeds from the exercise of stock options	6	21
Payment of tax obligations related to vested stock awards and units	(4,357)	(4,308)
Repurchase of common stock	(8,955)	-
Net cash (used in) provided by financing activities	(19,431)	37,706

Effect of exchange rate changes on cash and cash equivalents	1,027	(1,229)

Net (decrease) increase in cash and cash equivalents	7,652	63,849
Cash, cash equivalents and restricted cash, beginning of year	90,479	26,630
Cash, cash equivalents and restricted cash, end of year	$98,131	$90,479

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company’s Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Year ended
	December 31,	September 30	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Stock-based compensation
Cost of revenue - product	$43	$17	$66	$159	$300
Cost of revenue - service	165	152	288	801	1,325
Cost of revenue	208	169	354	960	1,625

Research and development	436	398	737	2,014	3,166
Sales and marketing	915	1,493	1,178	4,647	4,397
General and administrative	3,228	3,784	1,756	11,785	6,898
Operating expense	4,579	5,675	3,671	18,446	14,461

Total stock-based compensation	$4,787	$5,844	$4,025	$19,406	$16,086

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30	December 31,
	2025	2025	2024
GAAP Gross margin	53.3%	50.1%	55.7%
Stock-based compensation	0.1%	0.1%	0.2%
Amortization of acquired technology	2.0%	2.4%	2.2%
Non-GAAP Gross margin	55.4%	52.6%	58.1%

GAAP Net income (loss)	$89,065	$(12,109)	$6,364
Stock-based compensation	4,787	5,844	4,025
Amortization of intangible assets	10,408	10,990	11,785
Litigation costs	973	952	1,583
Cybersecurity incident	600	-	-
Acquisition-, disposal- and integration-related	-	439	-
Restructuring and related	9,465	3,506	1,381
Preferred stock and warrant liability mark-to-market adjustment	(3,184)	(1,170)	2,478
Tax indemnification write-off	-	-	6,313
Tax effect of non-GAAP adjustments	(5,964)	(1,501)	(5,648)
Non-GAAP Net income (loss)	$106,150	$6,951	$28,281

GAAP Diluted earnings (loss) per share	$0.50	$(0.07)	$0.04
Stock-based compensation	0.03	0.04	0.02
Amortization of intangible assets	0.06	0.06	0.06
Litigation costs	0.01	0.01	0.01
Cybersecurity incident	*	-	-
Acquisition-, disposal- and integration-related	-	*	-
Restructuring and related	0.05	0.02	0.01
Preferred stock and warrant liability mark-to-market adjustment	(0.02)	(0.01)	0.01
Tax indemnification write-off	-	-	0.04
Tax effect of non-GAAP adjustments	(0.04)	(0.01)	(0.03)
Non-GAAP Diluted earnings (loss) per share	$0.59	$0.04	$0.16

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	178,724	176,620	175,321
Shares used to compute Non-GAAP diluted earnings (loss) per share	178,724	181,033	178,703

GAAP Income (loss) from operations	$9,297	$2,763	$33,220
Depreciation	4,546	4,425	3,408
Stock-based compensation	4,787	5,844	4,025
Amortization of intangible assets	10,408	10,990	11,785
Litigation costs	973	952	1,583
Cybersecurity incident	600	-	-
Acquisition-, disposal- and integration-related	-	439	-
Restructuring and related	9,465	3,506	1,381
Non-GAAP Adjusted EBITDA	$40,076	$28,919	$55,402

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2025	2024
GAAP Gross Margin	49.8%	52.7%
Stock-based compensation	0.1%	0.2%
Amortization of acquired technology	2.4%	3.0%
Non-GAAP Gross Margin	52.3%	55.9%

GAAP Net income (loss)	$39,636	$(54,235)
Stock-based compensation	19,406	16,086
Amortization of intangible assets	44,193	50,862
Litigation costs	5,039	11,198
Cybersecurity incident	600	-
Acquisition-, disposal- and integration-related	4,337	-
Restructuring and related	19,658	10,160
Preferred stock and warrant liability mark-to-market adjustment	(5,995)	13,604
Tax indemnification write-off	-	6,313
Tax effect of non-GAAP adjustments	(8,743)	(9,796)
Non-GAAP Net income (loss)	$118,131	$44,192

GAAP Diluted earnings (loss) per share	$0.22	$(0.31)
Stock-based compensation	0.11	0.09
Amortization of intangible assets	0.25	0.29
Litigation costs	0.03	0.06
Cybersecurity incident	*	-
Acquisition-, disposal- and integration-related	0.02	-
Restructuring and related	0.11	0.06
Preferred stock and warrant liability mark-to-market adjustment	(0.03)	0.08
Tax indemnification write-off	-	0.04
Tax effect of non-GAAP adjustments	(0.05)	(0.06)
Non-GAAP Diluted earnings (loss) per share	$0.66	$0.25

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	179,822	174,044
Shares used to compute Non-GAAP diluted earnings (loss) per share	179,822	177,306

GAAP Income (loss) from operations	$(3,324)	$16,872
Depreciation	16,728	13,539
Stock-based compensation	19,406	16,086
Amortization of intangible assets	44,193	50,862
Litigation costs	5,039	11,198
Cybersecurity incident	600	-
Acquisition-, disposal- and integration-related	4,337	-
Restructuring and related	19,658	10,160
Non-GAAP Adjusted EBITDA	$106,637	$118,717

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands)

(unaudited)

	Trailing Twelve Months
	December 31,	September 30	December 31,
	2025	2025	2024
GAAP Income (loss) from operations	$(3,324)	$20,599	$16,872
Depreciation	16,728	15,590	13,539
Stock-based compensation	19,406	18,644	16,086
Amortization of intangible assets	44,193	45,570	50,862
Litigation costs	5,039	5,649	11,198
Cybersecurity incident	600	-	-
Acquisition-, disposal- and integration-related	4,337	4,337	-
Restructuring and related	19,658	11,574	10,160
Non-GAAP Adjusted EBITDA	$106,637	$121,963	$118,717

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending		Year ending
	March 31, 2026		December 31, 2026
	Midpoint (1)	Range	Midpoint (1)	Range
Revenue ($ millions)	$165	+/-$5M	$857.5	+/-$17.5M

Gross margin:
GAAP outlook	45.8%		50.9%
Stock-based compensation	0.1%		0.1%
Amortization of acquired technology	2.6%		2.0%
Non-GAAP outlook	48.5%	+/-0.5%	53.0%	+/-0.5%

Adjusted EBITDA ($ millions):
GAAP income (loss) from operations	$(23.6)		$22.2
Depreciation	4.5		18.3
Stock-based compensation	5.8		23.4
Amortization of intangible assets	9.8		39.1
Litigation costs	0.3		1.2
Restructuring and related	2.2		8.3
Non-GAAP outlook	$(1.0)	+/-$2M	$112.5	+/-$7.5M

(1) Q1 2026 and FY 2026 outlook represents the midpoint of the expected ranges